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EXHIBIT 3.2

BYLAWS

OF

BUSINESS BANCORP
(a California corporation)

Adopted October 5, 1999
(as amended by shareholders on 12/10/01 in Art. III §10(b) and Art. IV §§1(a) and 2)

(as amended by Board of Directors on 9/19/01 in Art IV §1, Art. III §10, Art. IV §§1, 2, 5(b), 5(c) and 9, Art. V §1 and Art. VI §§6(a) and 10)

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Section 4. Lost Certificates	15
Section 5. Representation of Shares of Other Corporations	15
Section 6. Construction and Definitions	15
Section 7. Purchase of Liability Insurance	15
ARTICLE X—Amendments
Section 1. Power of Shareholders	15
Section 2. Power of Directors	15

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BYLAWS

OF

BUSINESS BANCORP
(a California corporation)

ARTICLE I

Applicability

        Section 1.    Applicability of Bylaws.    These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of the Corporation.

ARTICLE II

Offices

        Section 1.    Principal Offices.    The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall designate a principal business office in the State of California.

        Section 2.    Change in Location or Number of Offices.    The Board of Directors may change any office from one location to another or establish or eliminate any office or offices.

ARTICLE III

Meetings of Shareholders

        Section 1.    Place of Meetings.    Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.

        Section 2.    Annual Meetings.    The Annual Meeting of Shareholders shall be held each year on a date and at a time as designated by the Board of Directors. The date so designated shall be within fifteen (15) months after incorporation or after the last Annual Meeting. Directors shall be elected at each Annual Meeting and any other proper business may be transacted thereat.

        Section 3.    Nominations For Director.    Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 5(a) of Article III of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.

        Section 4.    Special Meetings.

        (a)  Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, the President, or by the shareholders upon the request of the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting.

        (b)  Any request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof, which date shall be not less than thirty-five (35) nor more than sixty (60) days after receipt of the request, (3) specify the general nature of the business to be transacted thereat and (4) be given either personally or by first-class mail, postage prepaid, or other means of written communication to the Chairman of the Board, President, any Vice President or the Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 4 of this Article to the shareholders entitled to vote thereat that a meeting will be held at the date and time specified by the person or persons calling the meeting. If notice is not given within 20 days of the receipt of the request, the shareholders making the request may give notice of such meeting so long as the notice given complies with the other provisions of this subsection.

        (c)  No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.

        Section 5.    Notice of Annual, Special or Adjourned Meetings.

        (a)  Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this Section not less than ten (10) nor more than sixty (60) days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, management intends to present for election.

        (b)  Any proper matter may be presented at an annual meeting for action. However, any action to approve (1) a contract or transaction in which a director has a direct or indirect financial interest under Section 310 of the Corporations Code of California, (2) an amendment of the Articles of Incorporation under Section 902 of that code, (3) a reorganization of the Corporation, under Section 1201 of that code, (4) a voluntary dissolution of the Corporation under Section 1900 of that code, or (5) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under Section 2007 of that code may be taken only if the notice of the meeting states the general nature of the matter to be approved.

        (c)  Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at that meeting.

        (d)  Notice of any meeting of the shareholders shall be given personally, by first-class mail, or by telegraph or other written communication, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally to the recipient, deposited in the mail, delivered to a common carrier for transmission to the recipient or sent by other means of written communication. An affidavit of the mailing or other means of giving notice may be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice and shall be prima facie evidence of the giving of the notice. Such affidavits shall be filed and maintained in the minute books of the Corporation.

        (e)  If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

        Section 6.    Record Date.

        (a)  The Board of Directors may fix a time in the future as a record date for determination of the shareholders (1) entitled to notice of any meeting or to vote thereat, (2) entitled to give written consent to any corporate action without a meeting, (3) entitled to receive payment of any dividend or other distribution or allotment of any rights or (4) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders nor more than 60 days prior to any other action.

        (b)  In the event no record date is fixed:

          (1)  The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (2)  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

          (3)  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

        (c)  Only shareholders of record on the close of business on the record date are entitled to notice and to vote, to give written consent or to receive a dividend, distribution or allotment of right or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

        (d)  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

        Section 7.    Quorum.

        (a)  A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meetings.

        (b)  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        Section 8.    Adjournment.    Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

        Section 9.    Validation of Actions Taken at Defectively Called, Noticed or Held Meetings.

        (a)  The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Any written waiver of notice shall comply with subdivision (f) of Section 601 of the Corporations Code of California. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        (b)  Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the General Corporation Law of California to be included in the notice but not so included, if such objection is expressly made at the meeting.

        Section 10.    Voting for Election of Directors.

        (a)  The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

        (b)  No holder of any class of stock of the corporation shall be entitled to cumulate votes at any election of directors of the corporation. This provision shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code.

        (c)  Elections for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

        (d)  In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors.

        Section 11.    Proxies.

        (a)  Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by him or his attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by him or his attorney-in-fact.

        (b)  Any validly executed proxy, except a proxy which is irrevocable pursuant to subdivision (c) of this Section, shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by written notice of the death of the person executing the proxy, delivered to the Corporation, (3) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or (4) as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.

        (c)  A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to the provisions of subdivisions (e) and (f) of Section 705 of the Corporations Code of California.

        Section 12.    Inspectors of Election.

        (a)  In advance of any meeting of the shareholders, the Board of Directors may appoint either one or three persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxies thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

        (b)  The duties of inspectors of election and the manner of performance thereof shall be as prescribed in subdivisions (b) and (c) of Section 707 of the Corporations Code of California.

        Section 13.    Action by Written Consent.

        (a)  Subject to subdivisions (b) and (c) of this Section, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.

        (b)  Except for the election of a director by written consent to fill a vacancy (other than a vacancy created by removal), directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote for the election of directors.

        (c)  Unless the consents of all shareholders entitled to vote have been solicited in writing, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in subdivision (d) of Section 5 of this Article III. In the case of approval of (1) contracts or transactions in which a director has a direct or indirect financial interest under Section 310 of the Corporations Code of California, (2) indemnification of agents of the Corporation, under Section 317 of that code, (3) a reorganization of the Corporation, under Section 1201 of that code, or (4) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, under Section 2007 of that code, notice of such approval shall be given at least ten (10) days before the consummation of any action authorized by that approval.

        (d)  Any shareholder giving a written consent, or his proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

ARTICLE IV

Directors

        Section 1.    Number of Directors.

        (a)  The authorized number of directors shall be not less than nine (9) nor more than seventeen (17) unless changed by amendment of the Articles or by a Bylaw duly adopted by approval of the outstanding shares.

        (b)  The exact number of directors shall be fixed, within the limits specified, by amendment of the next sentence duly adopted either by the Board or the shareholders. The exact number of directors shall be fourteen (14) until changed as provided in this Section 1(b).

        Section 2.    Election of Directors.    The directors shall be elected as provided in the Articles of Incorporation of the Corporation and as provided in the California Corporations Code.

        Section 3.    Term of Office.    Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected and qualified.

        Section 4.    Vacancies.

        (a)  A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors, or otherwise.

        (b)  Subject to the right of the holders of any class or series of Preferred Stock, except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director shall be filled only by a person elected by a majority of the shareholders entitled to vote at a duly held meeting at which there is a quorum present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting.

        (c)  The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

        Section 5.    Removal.

        (a)  The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

        (b)  Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed if the votes cast against removal of the director, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

        (c)  Any reduction of the authorized number of directors or amendment reducing the number of classes of directors does not remove any director prior to the expiration of the director's term of office.

        Section 6.    Resignation.    Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        Section 7.    Fees and Compensation.    Directors may be paid for their services in such capacity a sum in such amounts, at such times and upon such conditions as may be determined from time to time by resolution of the Board of Directors and may be reimbursed for their expenses, if any, for attendance at each meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.

        Section 8.    Indemnification of Corporate Agents.    The Corporation may indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person having been made or having been threatened to be made a party to a proceeding to the fullest extent possible by the provisions of the General Corporation Law and the Corporation may advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by the General Corporation Law. The terms "agent," "proceeding" and "expense" made in this Section 8 shall have the same meaning as such terms in said Section 317 of the General Corporation Law, as amended.

        Section 9.    Nominating Committees.

        (a)    Initial Appointments.    The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate two nominating committees (the "Nominating Committees"), to be designated "Nominating Committee 1" and "Nominating Committee 2," and appoint the members of the Nominating Committees so that each member of the Board of Directors shall be a member of one of the Nominating Committees and the size of the Nominating Committees shall be equal. Upon creation of the Nominating Committees, the Board of Directors shall initially appoint those directors who were formerly directors of MCB Financial Corporation to Nominating Committee 1, and those directors who were formerly directors of Business Bancorp immediately prior to its merger with MCB Financial Corporation to Nominating Committee 2. Following such initial appointments, new members of the Nominating Committees shall be deemed appointed as provided in Section 9(g) hereof.

        (b)  In the event that the Board of Directors designates two Nominating Committees as provided in Section 9(a), such Nominating Committees shall have the powers and shall follow the procedures set forth in this Section 9, and the powers herein delegated to the Nominating Committees shall not be exercised by the full Board of Directors unless and until this Section 9 has been amended in accordance with the procedure for amendment set forth in Article VI, Section 10 hereof.

        (c)    Vacancies in the Board of Directors.    If a vacancy or vacancies in the board are deemed to exist from time to time by virtue of the provisions of Article IV, Section 4 hereof, then each Nominating Committee shall have the power to nominate candidates to fill such vacancies on the terms and conditions set forth below. The Board of Directors shall promptly consider and act upon each candidate nominated by a Nominating Committee.

            (i)  If the vacancy was created by the death, resignation, or removal of a director (the "Former Director"), then the Nominating Committee of which the Former Director was a member (the "Acting Committee") shall have the sole right to nominate a candidate or candidates to fill such vacancy. In such event, the other Nominating Committee (the "Non-Acting Committee") shall have no right to nominate a candidate. Notwithstanding the foregoing, the Acting Committee shall not nominate a candidate to fill such a vacancy in the Board of Directors unless twenty (20) business days shall have elapsed since the occurrence of the event giving rise to such vacancy and no director who is a member of the Non-Acting Committee shall have resigned from the Board of Directors during such period. In the event that a director who is a member of the Non-Acting Committee does resign during such period, the Board of Directors may then vote to eliminate both vacancies by reducing the number of authorized directors by two.

          (ii)  If the vacancy was created due to an increase in the authorized number of directors, then each Nominating Committee shall have the right to nominate candidates until its candidates have been elected to fill one-half of the vacancies so created.

          (iii)  If the vacancy was created because the stockholders failed, at any annual or special meeting of stockholders at which any director or directors are nominated for election, to elect the full authorized number of directors to be voted for at that meeting, then:

            (A)  If the Nominating Committees are at that time of unequal size, the Nominating Committee with the smaller number of members shall have the right to nominate candidates to fill such vacancies until the sum of its number of members plus the number of its candidates elected to the board equals the number of members of the other Nominating Committee. (For example, if Nominating Committee 1 has seven members and Nominating Committee 2 has nine members, Nominating Committee 1 will have the right to nominate candidates until two of its candidates have been elected as directors.) Thereafter, each Nominating Committee shall have the right to nominate candidates until its candidates have been elected to fill one-half of the remaining vacancies; or

            (B)  If the Nominating Committees are at that time of equal size, then each Nominating Committee shall have the right to nominate candidates until its candidates have been elected to fill one-half of such vacancies.

        (d)    Nominations for Election to the Board of Directors.    At any annual or special meeting of stockholders at which any director or directors are to be elected, each Nominating Committee shall have the right to nominate candidates as follows:

            (i)  If the Nominating Committees are at that time of unequal size, the Nominating Committee with the smaller number of members shall have the right to nominate candidates until the sum of its candidates plus the number of its members is equal to the number of members of the other Nominating Committee. Thereafter, each Nominating Committee shall have the right to nominate candidates for one-half of the remaining board positions for which the election is to be held.

          (ii)  If the Nominating Committees are at that time of equal size, each Nominating Committee shall have the right to nominate candidates for one-half of the board positions for which the election is to be held.

        (e)    Nominations to fill Vacancies in Board Committees.    If there is a vacancy in such board committees as the Board may designate pursuant to Article V, Section 1 (each, a "Board Committee"), then the Nominating Committees may nominate candidates in accordance with the provisions set forth below. The Board of Directors shall promptly consider and act upon each candidate nominated by a Nominating Committee.

            (i)  If the vacancy in a Board Committee was created by the death, resignation, or removal of a member of the Board Committee, then the Nominating Committee of which such person was a member shall have the sole right to nominate a candidate or candidates for appointment to fill such vacancy.

          (ii)  If the vacancies were created due to an increase in the authorized number of members of the Board Committee, then each Nominating Committee shall have the right to nominate candidates until its candidates have been appointed to fill one-half of the vacancies so created.

        (f)    Nominations for Appointment to Board Committees.    Except as provided in Section 9(e) hereof, at any meeting of the Board of Directors at which any members of a Board Committee are to be appointed, each Nominating Committee shall have the right to nominate candidates for appointment until the number of members of the Board Committee nominated by each Nominating Committee shall be equal. The Board of Directors shall promptly consider and act upon each candidate nominated by a Nominating Committee.

        (g)    Vacancies.    Vacancies in the Nominating Committees shall be filled as follows: without the need for any further action by the Board of Directors or either Nominating Committee, each new director shall automatically be deemed for all purposes a member of the Nominating Committee which nominated him for election to the Board of Directors, on and from the date of his or her election.

        (h)    Term of Office.    The term of office of each member of the Nominating Committees shall commence on the day of appointment to the Nominating Committee or election to the Board of Directors, as appropriate, and shall continue until death, resignation or removal from the Board of Directors.

        (i)    Voting.    Every act or decision done or made by a majority of the members of a Nominating Committee present at a meeting duly held at which a quorum is present shall be regarded as the act of such Nominating Committee.

        (j)    Quorum.    A majority of the number of members of a Nominating Committee shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.

        (k)    Adjournment.    A majority of the members of a Nominating Committee present at any meeting of such Nominating Committee may adjourn to meet again at a stated day and hour.

        (l)    Classes.    If the Board of Directors is divided into classes pursuant to these Bylaws or the Articles of Incorporation, then each Nominating Committee shall appoint half the directors of each class or as nearly half as reasonably possible.

        (m)    Expiration.    Without further action of the Board of Directors or the shareholders, this Article IV, Section 9 will expire at the close of business on the date which is two years after the effective date of the merger between the corporation and MCB Financial Corporation.

ARTICLE V

Committees of the Board of Directors

        Section 1.    Designation of Committees.    The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors. On the date which is two years after the effective date of the merger between the corporation and MCB Financial Corporation, the previous sentence shall be replaced with the following two sentences: The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of two or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board.

        Section 2.    Powers of Committees.    Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:

        (a)  The approval of any action for which the General Corporation Law of California also requires any action by the shareholders;

        (b)  The filling of vacancies on the Board or in any committee thereof;

        (c)  The fixing of compensation of the directors for serving on the Board or on any committee thereof;

        (d)  The amendment or repeal of these Bylaws or the adoption of new bylaws;

        (e)  The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

        (f)    A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

        (g)  The designation of other committees of the Board or the appointment of members or alternate members thereof.

ARTICLE VI

Meetings of the Board of Directors
and Committees Thereof

        Section 1.    Place of Meetings.    Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

        Section 2.    Organization Meeting.    Immediately following each annual meeting of the shareholders the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business. Notice of any such meeting is not required.

        Section 3.    Special Meetings.    Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors. Notice shall be given of any special meeting of the Board.

        Section 4.    Notice of Special Meetings.    Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail or telegraph, charges prepaid, addressed to each director at that director's address as shown on the records of the Corporation. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone or telegraph. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication. Notice of any special meeting of the Board of Directors need not specify the purpose thereof.

        Section 5.    Waivers, Consents and Approvals.    Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 6.    Quorum; Action at Meetings; Telephone Meetings.

        (a)  A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by Section 10, by law or by the Articles of Incorporation.

        (b)  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

        (c)  Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another.

        Section 7.    Adjournment.    A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

        Section 8.    Action Without a Meeting.    Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

        Section 9.    Meetings of and Action by Committees.    The provisions of this Article apply to committees of the Board of Directors and action by such committees with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.

        Section 10.    Voting by Board.

        (a)    Majority Vote.    Except as provided in Section 10(b), every act or decision done or made by the Board of Directors shall require the approval of a majority of the directors present at a meeting duly held at which a quorum is present.

        (b)    Supermajority Requirement.    Notwithstanding the foregoing, the Board of Directors shall take no action with regard to the following matters unless such action has been approved by at least seventy percent (70%) of the authorized number of directors, rounded up to the next whole number of directors:

            (i)  amend the Articles of Incorporation;

          (ii)  adopt an agreement of merger or consolidation;

          (iii)  recommend to the stockholders, or adopt any agreement for, the sale, lease, assignment, encumbrance for other disposition of all or substantially all of the Corporation's property or assets;

          (iv)  recommend to the stockholders, or adopt any agreement for, the sale, lease, assignment, encumbrance for other disposition of all or substantially all of the property or assets of a subsidiary of the Corporation;

          (v)  recommend to the stockholders a dissolution of the Corporation or a revocation of dissolution;

          (vi)  close or enter into an agreement with another depository institution for the purchase and assumption of the assets and liabilities of one or more branches;

        (vii)  dismiss senior executives, other than for cause under any applicable employment agreement;

        (viii)  change the responsibilities or structure of the Corporation's executive management;

          (ix)  following the designation of the Nominating Committees, the determination to cancel, limit or in any way revoke the authority of the Nominating Committees; or

          (x)  the removal of any member of a Board Committee or any member of either of the Nominating Committees."

        (c)    Expiration.    Without further action of the Board of Directors or the shareholders, this Article VI, Section 10 will expire at the close of business on the date which is two years after the effective date of the merger between the corporation and MCB Financial Corporation."

ARTICLE VII

Officers

        Section 1.    Officers.    The Corporation shall have as officers, a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

        Section 2.    Election of Officers.    The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors.

        Section 3.    Subordinate Officers, Etc.    The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

        Section 4.    Removal and Resignation.

        (a)  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.

        (b)  Subject to the rights, if any, of the Corporation under any contract of employment, any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any Vice President or Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

        Section 5.    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

        Section 6.    Chairman of the Board.    If there is a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board or prescribed by these Bylaws and, if there is no President, the Chairman of the Board shall be the chief executive officer of the corporation and have the power and duties set forth in Section 7 of this Article.

        Section 7.    President.    Subject to such supervisory powers, if any as may be given by these Bylaws or the Board of Directors to the Chairman of the Board, if there be such an officer, the President may be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

        Section 8.    Vice President.    In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.

        Section 9.    Secretary.

        (a)  The Secretary, any Assistant Secretary, or, if they are absent or unable to act, any other officer shall keep or cause to be kept (1) the minute book, (2) the share register and (3) the seal, if any, of the Corporation.

        (b)  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or bylaw to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or any committee of the Board of Directors.

        Section 10.    Chief Financial Officer.

        (a)  The Chief Financial Officer shall keep, or cause to be kept, the books and records of account of the Corporation.

        (b)  The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.

ARTICLE VIII

Records and Reports

        Section 1.    Minute Book.    The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and written consents for action without a meeting.

        Section 2.    Share Register.    The Corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the Corporation's transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

        Section 3.    Books and Records of Account.    The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account.

        Section 4.    Bylaws.    The Corporation shall keep at its principal executive office or, in the absence of such office in the State of California, at its principal business office in the state, the original or a copy of the Bylaws as amended to date.

        Section 5.    Inspection of Records.    The shareholders and directors of the Corporation shall have all of the rights to inspect the books and records of the Corporation that are specified in Section 213 and 1600 through 1602 of the Corporations Code of California.

        Section 6.    Annual Report to Shareholders.    The annual report to the shareholders described in Section 1501 of the Corporations Code of California is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as they see fit.

ARTICLE IX

Miscellaneous

        Section 1.    Checks, Drafts, Etc.    All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

        Section 2.    Contracts, Etc.—How Executed.    The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. However, any contract or other instrument in writing executed or entered into between the Corporation and any other person, when signed by (1) the Chairman of the Board, the President or any vice president and (2) the Secretary, any assistant secretary, the Chief Financial Officer or any assistant treasurer, is not invalid as to the Corporation by any lack of authority of the signing officer in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute such contract or other instrument.

        Section 3.    Certificates of Stock.    A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when the shares are fully paid or the Board of Directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall conspicuously state the amount of the consideration to be paid for them and the amount already paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

        Section 4.    Lost Certificates.    Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

        Section 5.    Representation of Shares of Other Corporations.    Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any Vice President or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

        Section 6.    Construction and Definitions.    Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Corporations Code of California shall govern the construction of these Bylaws.

        Section 7.    Purchase of Liability Insurance.    The Corporation shall, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Section 7.

ARTICLE X

Amendments

        Section 1.    Power of Shareholders.    New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of the shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

        Section 2.    Power of Directors.    Subject to the right of shareholders (as provided in Section 1 of this Article X) to adopt, amend or repeal bylaws, these Bylaws may be adopted, amended or repealed by the Board of Directors; provided, however, that the Board of Directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in Section 1 of Article IV of these Bylaws.

CERTIFICATE OF SECRETARY

        The undersigned does hereby certify:

          1.    That I am the duly elected and acting Secretary of Business Bancorp, a California corporation; and

          2.    That the foregoing Bylaws constitute the Bylaws of said Corporation as in effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this Corporation this    day of                        ,                         .

Sheila Moran Secretary

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BYLAWS OF BUSINESS BANCORP (a California corporation)